EXHIBIT 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Announces Amendment to Term Loan Agreement

Amendment Facilitates Real Estate Monetization and Debt Reduction Initiatives

MARIETTA, Ga., March 4, 2019 (GLOBE NEWSWIRE) -- BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it has entered into an amendment to its term loan facility. The amendment will, among other things, allow BlueLinx to pursue efforts to monetize up to $50 million in real estate assets during 2019 in order to accelerate its debt reduction initiatives.

“We are pleased to have this flexibility to pursue more sale leaseback opportunities to unlock the value of our real estate assets and reduce our leverage,” said Mitch Lewis, President and Chief Executive Officer.

In addition to the modifications to permit additional real estate monetization efforts, the amendment revises the Company’s permitted leverage ratio and extends the period in which prepayment premiums are applicable to voluntary prepayments under the facility.

Additional information regarding the amendment to the Company’s term loan facility will be included in a filing today by the Company with the Securities and Exchange Commission on Form 8-K, which investors are encouraged to read in its entirety.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,400 associates and distributes its comprehensive range of structural and specialty products to over 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

CONTACT:    Mary Moll, Investor Relations

BlueLinx Holdings Inc.
(866) 671-5138
Investor@BlueLinxCo.com

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. Forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: the ability of BlueLinx to successfully integrate the Cedar Creek business and realize anticipated synergies from the acquisition; the significant indebtedness that BlueLinx has incurred and the restrictions that the terms of such indebtedness place on its business; changes in the prices, supply and/or demand for products that BlueLinx distributes; changes in commodities pricing and the ability of BlueLinx to successfully manage inventory levels; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; the imposition or threat of protectionist trade policies or import or export tariffs; modified or new global or regional trade agreements; acceptance by customers of BlueLinx of its privately branded products; financial condition and creditworthiness of the customers of BlueLinx; supply from key vendors to BlueLinx; reliability of the technologies BlueLinx utilizes; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.